CONSENT OF LEHMAN BROTHERS

                We hereby consent to the use of our opinion letter dated September 21, 2005 to the Board of Directors of Engineered Support Systems, Inc. (the “Company”) attached as Annex D to the Joint Proxy Statement/Prospectus of DRS Technologies, Inc. and the Company on Form S-4 (the “Prospectus”) and to the references to our firm in the Prospectus under the headings “Summary—Opinions of Financial Advisors—ESSI,” “The Merger—Background of the Merger,” “The Merger—Recommendation of ESSI Board of Directors and Its Reasons for the Merger,” and “The Merger—Opinion of Lehman Brothers, Financial Advisor to ESSI.”  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term “expert” as used in the Securities Act.

LEHMAN BROTHERS INC.

By:	/s/ Lehman Brothers Inc.

New York, New York

November 23, 2005